FOURTH AMENDMENT TO THE
UNIVERSAL FOREST PRODUCTS, INC.
EXECUTIVE STOCK GRANT PROGRAM

FOURTH AMENDMENT TO THE UNIVERSAL FOREST PRODUCTS, INC. EXECUTIVE STOCK GRANT PROGRAM as adopted by the Board of Directors of Universal Forest Products, Inc. (the "Company") with reference to the following:

A.    The Universal Forest Products, Inc. Executive Stock Grant Program (the "Program") was established by the Company on January 1, 2009, under the Company's Long Term Stock Incentive Plan, and was amended and restated as of June 1, 2011, and was further amended effective on January 18, 2013, June 1, 2014, and January 29, 2015, respectively.

B.    Under Section 8.2 of the Program, the Company has the authority, subject to certain conditions, to amend the Program from time to time.

C.    The Board has elected to amend the Program to terminate the annual grant of Shares to Non-Employee Directors, effective as of January 1, 2017 (the “Effective Date”).

NOW, THEREFORE, the Program is amended as follows:

1.    Section 3.1 is hereby amended in its entirety, to read as follows:

The Committee shall determine the employees of the Company or a Subsidiary who are eligible to participate in the Program (a “Participant”). An employee shall begin to participate in the Program on the date designated by the Committee. It is intended that participation be limited to employees who will qualify as members of a “select group of management or other highly compensated employees” under Title I of ERISA and members of the Board.

2.    Section 4.2(a) of the Program is hereby deleted, in its entirety and former Section 4.2(b) is hereby renumbered as Section 4.2(a)

3.    A new Section 2.12 is added as follows, and the following Sections of Article 2 shall be renumbered accordingly.

“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

4.    In all other respects the Program shall continue in full force and effect.

CERTIFICATION

The foregoing Fourth Amendment to the Program was adopted by the Board of Directors, effective as of the 1st day of January, 2017.

UNIVERSAL FOREST PRODUCTS, INC.

By________________________________

Its________________________________